                                                                     Exhibit 4.3


THIS NOTE IS A GLOBAL NOTE. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY ") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                            PRINCIPAL AMOUNT:
No: 4                                                 $350,000,000


                        APACHE FINANCE CANADA CORPORATION

CUSIP: 03746AAC4                4.375% NOTES DUE 2015

         APACHE FINANCE CANADA CORPORATION, an unlimited liability company organized under the laws of Nova Scotia, Canada (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Fifty Million Dollars on May 15, 2015 ("Stated Maturity") and to pay interest thereon from May 15, 2003 or from the most recent date in respect of which interest has been paid or duly provided for, on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing November 15, 2003, and at Stated Maturity or upon such other date on which the principal of this Note becomes due and payable, whether by declaration of acceleration, notice of redemption or otherwise, and including any Redemption Date or Change in Control Purchase Date (each such date, "Maturity"), at the rate of 4.375% per annum, until the principal hereof and premium, if any, hereon and any Additional Amounts (as defined below) is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered as of the close of business on May 1 or November 1, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (each such date, a "Regular Record Date"). Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder of this Note on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

         Payment of the principal of, and premium, if any, and interest on, or any Additional Amounts in respect of, this Note will be made at the office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person in whose name this Note is registered at the close of business on the related record date; provided further, that, notwithstanding anything else contained herein, if this Note is a Global Security and is held in book-entry form through the facilities of the Depository, payments on this Note will be made to the Depository or its nominee in accordance with the arrangements then in effect between the Trustee and the Depository.

         Reference is hereby made to the further provisions of this Note set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein, referred to in the within-mentioned Indenture.

                                        JPMorgan Chase Bank, as Trustee

                                        By:
                                           -------------------------------------
                                             Authorized Officer

                        APACHE FINANCE CANADA CORPORATION
                              4.375% NOTES DUE 2015

         This Note is one of a duly authorized issue of Securities of the Company issued under an Indenture, dated as of November 23, 1999 (the "Indenture"), among the Company, Apache Corporation (the "Guarantor") and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (the "Trustee", which term includes any successor trustee under the Indenture), designated as the 4.375% Notes due 2015 (the "Notes"). Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note and the Guarantee set forth below which are not defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture provides for the defeasance of the Notes, the Guarantees and certain covenants in certain circumstances.

         This Note is unsecured as to payment of principal, premium, if any, Additional Amounts, if any, and interest, and ranks pari passu with all other unsecured unsubordinated indebtedness of the Company.

         Interest payments on this Note will include interest accrued to but excluding the applicable Interest Payment Date or Maturity hereof, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. For the purposes of this Note, if interest is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate (as so determined) multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

         In the case where the applicable Interest Payment Date or Maturity with respect hereto, as the case may be, does not fall on a Business Day, payment of principal, premium, if any, Additional Amounts, if any, or interest otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity and, unless the Company or the Guarantor default on such payment, no interest shall accrue with respect to such payment for the period from and after the Interest Payment Date or such Maturity, as the case may be, to the date of payment.

         "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

         If any Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         As set forth in, and subject to the provisions of, the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture, the Notes or the Guarantees, or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days after receipt of such written notice, request and offer of indemnity and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request within such 60 day period; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of, premium, if any, Additional Amounts, if any, or any interest on this Note on or after the respective due dates expressed herein or to require the purchase of this Note by the Company upon the occurrence of a Change in Control in accordance with the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series thereunder to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of such Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of each series thereunder at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain restrictive provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of any Note issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Notwithstanding the foregoing, no consent of Holders shall be required to advance the Stated Maturity of the Notes as provided herein.

         No reference to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and any interest on, and any Additional Amounts in respect of, this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         The Notes are issuable only in fully registered form in denominations of $1,000 and integral multiples in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of any authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, any interest on, and any Additional Amounts in respect of, this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any transfer agent duly executed by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount and Stated Maturity will be issued to the designated transferee or transferees.

         The Notes will not be subject to any sinking fund and, except as provided in the Indenture or herein, will not be redeemable or repayable prior to their Stated Maturity.

         The Notes are redeemable as a whole or in part, at the Company's option at any time, at a Redemption Price equal to the greater of (i) 100 percent of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon and discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points, plus, in each case, accrued interest to the date of redemption. The Company will, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the Holders as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Referenced Treasury Dealers or Dealer as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four but more than one such Reference Treasury Dealer Quotations, the average of all such Quotations, or (iii) if the Trustee obtains only one such Referenced Treasury Dealer Quotation, such quotation.

         "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of the principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City Time) on the third Business Day preceding such Redemption Date.

         "Reference Treasury Dealer" means each of (i) Banc of America Securities LLC and Deutsche Bank Securities Inc. (or their respective affiliates that are Primary Treasury Dealers), and their respective successors; provided, however, that if either of the foregoing ceases being a U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") the Company may substitute another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Company.

         If as a result of any change in or any amendment to the laws, regulations or published tax rulings of the "applicable taxing jurisdiction" (as hereinafter defined) affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to the Notes, which change or amendment becomes effective on or after the original issue date of the Notes or which change in official administration, application or interpretation shall not have been available to the public prior to such issue date, it is determined by the Company that (a) the Company would be required to pay any Additional Amounts pursuant to the Indenture or the terms of the Notes in respect of interest on the next succeeding Interest Payment Date and (b) such obligation cannot be avoided by the Company or the Guarantor taking reasonable measures available to it, the Company may, at its option, redeem all (but not less than all) of the Notes upon not less than 30 nor more than 60 days' written notice as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment then due in respect of the Notes, and (b) at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect. If (a) the Company shall have on any date (the "Succession Date") consolidated with or merged into, or conveyed or transferred or leased its properties and assets as an entirety or substantially as an entirety to, any Successor which is organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia or the jurisdiction in which the Company is organized, (b) as result of any change in or any amendment to the laws, regulations or published tax rulings of such jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to the Notes, which change or amendment becomes effective on or after the Succession Date or which change in official administration, application or interpretation shall not have been available to the public prior to such Succession Date and is notified to the Company, such Successor would be required to pay any Successor Additional Amounts pursuant to the Indenture or the terms of the Notes in respect of interest on any Notes on the next succeeding Interest Payment Date and (c) such obligation cannot be avoided by the Company or such Successor taking reasonable measures available to it, the Company or such Successor may at its option redeem all (but not less than all) of the Notes, upon not less than 30 nor more than 60 days' written notice as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption; provided however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which a Successor would be obligated to pay such Successor Additional Amounts were a payment then due in respect of the Notes, and (b) at the time any such redemption notice is given, such obligation to pay such Successor Additional Amounts must remain in effect.

         Holders of Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the Redemption Date, as provided in the Indenture.

         Unless the Company defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

         All payments of, or in respect of, principal of and premium, if any, and interest on this Note shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is incorporated or resident (or deemed for tax purposes to be resident) (the "applicable taxing jurisdiction"), unless such taxes, duties, levies, assessments or governmental charges are required by the applicable taxing jurisdiction or any such subdivision or authority to be withheld or deducted. In that event, the Company will pay by way of additional interest such additional amounts of, or in respect of, principal and premium, if any, of and interest ("Additional Amounts") as will result (after deduction of such taxes, duties, levies, assessments or governmental charges and any additional taxes, duties, levies, assessments or governmental charges payable in respect of such Additional Amounts) in the payment to the Holder of this Note of the amounts which would have been payable in respect of this Note had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(a) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the fact that such Holder:

         (i) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the applicable taxing jurisdiction or otherwise had some connection with the applicable taxing jurisdiction other than the mere ownership of this Note;

         (ii) presented (if presentation is required) this Note for payment in the applicable taxing jurisdiction, unless this Note could not have been presented for payment elsewhere;

         (iii) presented (if presentation is required) this Note, as the case may be, more than 30 days after the date on which the payment in respect of this Note first became due and payable or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts; if it had presented such Note for payment on any days within such period of 30 days;

         (iv) is not dealing with the Company, directly or indirectly, on an arm's-length basis; or

         (v) entered into or participated in a scheme to avoid Canadian withholding tax, being a scheme which the Company was neither a party to nor participated in;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of, or in respect of, principal of, premium, if any, or interest on this Note;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of this Note with a request of the Company addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of
(i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the applicable taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(e)      any combination of items (a), (b), (c) and (d);

nor shall Additional Amounts be paid with respect to any payment of the principal of or premium, if any, or interest on this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the applicable taxing jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of this Note.

         The payment of principal of, or premium, if any, or interest on, or in respect of, this Note shall be deemed to include the payment of Additional Amounts provided for in the Indenture or herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture or this Note.

         Subject to the terms and conditions of the Indenture, if any Change in Control occurs prior to the Stated Maturity of the Notes, the Company shall, at the option of the Holders thereof, purchase all Notes for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, by a date which shall be 35 Business Days after the occurrence of such Change in Control, at a Change in Control Purchase Price equal to 100% of the principal amount thereof plus accrued interest to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

         Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the paying agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Change in Control Purchase Price of all Notes or portions thereof to be purchased on the Change in Control Purchase Date is deposited with the Trustee on the Change in Control Purchase Date, interest shall cease to accrue on such Notes (or portions thereof) and on and after the Change in Control Purchase Date the Holders thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price upon surrender of such Notes).

         Subject to the terms of the Indenture, prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

         No service charge shall be made for any registration of transfer or exchange of this Note, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

         This Note shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been executed by the Trustee.

         IN WITNESS WHEREOF, APACHE FINANCE CANADA CORPORATION has caused this instrument to be duly executed under its corporate seal.

                                        APACHE FINANCE CANADA CORPORATION



[SEAL]                                  By:
                                           -------------------------------------
                                           Name:
                                           Title:

Attest:

By:
   --------------------------------
    Name: Cheri L. Peper
    Title: Corporate Secretary

Date:

                                    GUARANTEE

         For value received, Apache Corporation, a corporation organized under the laws of the State of Delaware (herein called the "Guarantor," which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby irrevocably and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of the Trustee and such Holder the due and punctual payment of the principal of and premium, if any, and interest on, and any Additional Amounts with respect to, such Security, and any other amount due and payable pursuant to the terms of such Security or Indenture or payments referred to therein, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or repurchase or otherwise, according to the terms of such Security and of the Indenture referred to therein. In case of the failure of Apache Finance Canada Corporation, an unlimited liability company organized under the laws of Nova Scotia, Canada (herein called the "Company," which term includes any successor corporation under such Indenture), punctually to make any such payment of principal or premium, if any, or interest on, or any Additional Amounts with respect to such Security, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or repurchase or otherwise, and as if such payment were made by the Company.

         The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives the benefits of division and discussion, diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by strict and complete performance of the obligations contained in such Security and this Guarantee. The Guarantor hereby agrees that, in the event of a default in payment of principal or premium, if any, or interest on, or any Additional Amounts with respect to such Security, or default in any payment referred to therein, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, on the terms and conditions set forth in such Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

         The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or such Indenture; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and premium, if any, and interest on, and any Additional Amounts required with respect to Securities issued under such Indenture shall have been paid in full.

         No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of principal of and premium, if any, and interest on and any Additional Amounts with respect to the Security upon which this Guarantee is endorsed.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

         All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

         This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

         This Guarantee is an unsecured obligation of the Guarantor, and ranks pari passu with all other unsubordinated indebtedness of the Guarantor.

         Reference is made to the Indenture, including Article Sixteen thereof, for further provisions with respect to this Guarantee.

         IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed under its corporate seal and dated the date of the Security upon which this Guarantee is endorsed.

                                        APACHE CORPORATION



[SEAL]                                  By:
                                            ------------------------------------
                                            Name:
                                            Title:

Attest:

By:
   --------------------------------
     Name: Cheri L. Peper
     Title: Corporate Secretary

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

      Please insert Social Security or other identifying number of assignee



               (please print or type name and address of assignee)

the within Security and all rights thereunder and does hereby irrevocably constitute and appoint the aforesaid assignee attorney to transfer the within Security on the books kept for registration thereof, with full power of substitution in the premises.

Dated:


         Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.


                                        ----------------------------------------
                                        Signature

Signature Guarantee:


                                        ----------------------------------------
(Signature must be guaranteed)          Signature

--------------------------------------------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany the Security. The signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program
(SEMP); or (iv) in such other guarantee program acceptable to the Trustee.